Exhibit 10.19

                                                                 EXECUTION COPY










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                     COLLATERAL PLEDGE AND ACCOUNT AGREEMENT


                            Dated as of May 15, 1996


                                      among


                                  CF ONE, INC.

                                       and

                              BANKERS TRUST COMPANY

                               as Collateral Agent


                                     and the


                           INITIAL HOLDER NAMED HEREIN


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                                TABLE OF CONTENTS
                                                                     Page

ss.1.  Definitions.  ................................................  1

ss.2.  The Pledge....................................................  5

ss.3.  Accounts......................................................  5

         ss.3.01.  Payment Account...................................  5
         ss.3.02.  PTN Accumulation Account..........................  6

ss.4.  Distributions from Accounts...................................  6

       ss.4.01.  Distributions.......................................  6
       ss.4.02.  Release.............................................  7
       ss.4.03.  Determinations......................................  7

ss.5.  Collateral....................................................  8

       ss.5.01.  Other Financing Statement and Liens.................  8
       ss.5.02.  Voting..............................................  8
       ss.5.03.  Remedies Upon PTN Event of Default, Etc.............  8
       ss.5.04.  Certain Agreements..................................  9
       ss.5.05.  Private Sale........................................ 10
       ss.5.06.  Attorney-in-Fact.................................... 10
       ss.5.07.  Perfection.......................................... 10
       ss.5.08.  Termination......................................... 10
       ss.5.09.  Further Assurances.................................. 10

ss.6.  Investments in the PTN Accumulation Account. ................. 11

ss.7.  Application of Proceeds....................................... 11

ss.8.  Appointment and Duties of Collateral Agent.................... 13

ss.9.  Rights of the Collateral Agent................................ 14

ss.10. Indemnification and Fees...................................... 17

ss.11.  Resignation or Removal of the Collateral Agent............... 17

ss.12.  Severability................................................. 18

ss.13.  Successors and Assigns....................................... 18

ss.14.  Counterparts................................................. 18

ss.15.  Amendment; Waiver, Etc....................................... 19




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                                                                PAGE

ss.16.  Headings................................................ 19

ss.17.  Termination............................................. 19

ss.18.  Governing Law........................................... 19

ss.19.  Notices................................................. 19

ss.20.  No Bankruptcy Petition.................................. 20




                                     - ii -

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                     COLLATERAL PLEDGE AND ACCOUNT AGREEMENT


                  COLLATERAL PLEDGE AND ACCOUNT AGREEMENT (as modified and supplemented and in effect from time to time, this "AGREEMENT"), dated as of May 15, 1996, among CF ONE, INC., incorporated under the laws of the State of Delaware (the "COMPANY"), CONNECTICUT GENERAL LIFE INSURANCE COMPANY (the "INITIAL HOLDER"), and BANKERS TRUST COMPANY, as collateral agent for the holders from time to time (collectively, the "HOLDERS") of the Notes referred to below (in such capacity, together with its successors in such capacity, the "COLLATERAL AGENT").

                  The Company and the Initial Holder are parties to a Note Purchase Agreement dated as of May 15, 1996 (as amended, modified and supplemented and in effect from time to time, the "NOTE AGREEMENT") providing, subject to the terms and conditions thereof, for the issuance and sale by the Company and the purchase by the Initial Holder, of the Company's 7.95% Pay-Through Notes due July 2001 in an original aggregate principal amount of U.S.$10,000,000 (such notes and all notes delivered in substitution or exchange for such notes pursuant to the Note Agreement, being hereinafter referred to as the "NOTES").

                  The parties hereto desire to enter into this Agreement to provide certain collateral for the Notes and to provide for the establishment and operation of the Accounts (as defined below) and the appointment of the Collateral Agent.

                  NOW, THEREFORE, for and in consideration of the premises and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  ss.1.  Definitions.

                  Unless otherwise stated, capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Note Agreement. In addition, as used herein:

                  "ACCOUNTS" shall mean the Payment Account and the PTN Accumulation Account.

                  "COLLATERAL" shall have the meaning stated in Section 2 hereof.

                  "DETERMINATION DATE" shall have the meaning ascribed to such term in the Pooling and Servicing Agreement.

                  "ELIGIBLE BUYER" means, with respect to any Transfer, each of the following Persons: a Person who at the time of such Transfer is a registered holder of a Senior Certificate (or, if held in nominee name, the principal for whom such Senior Certificate is held), Connecticut General Life Insurance Company,

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                                       2


John Hancock Mutual Life Insurance Co., Northwestern Mutual Life Insurance Company, Principal Mutual Life Insurance Company, The Prudential Insurance Company of America and Teachers Insurance & Annuity Association of America, so long as at the time of such Transfer such Person has a long term unsecured debt rating of AA or higher from Standard & Poor's Ratings Group ("S&P") or Aa or higher from Moody's Investors Service, Inc. ("Moody's") (or, if such Person has no long term unsecured debt rating, an insurance claims-paying rating of AA+ or higher from S&P or Aa1 or higher from Moody's) and the Company shall have obtained from the appropriate Rating Agencies confirmation that such Transfer to such Person (or to a nominee therefor) will not result in a reduction or withdrawal of the rating of any outstanding Subordinated Certificates or Senior Certificates of any Series.

                  "ELIGIBLE INVESTMENTS" means: (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or its agencies; (ii) certificates of deposit of, or bankers' acceptances (having original maturities of not more than 30 days) issued by, any depository institution or trust company which is subject to supervision and examination by federal or state banking or depository institution authorities; PROVIDED, HOWEVER, that at the time of the Collateral Agent's investment or contractual commitment to invest therein, such depository institution or trust company shall have a commercial paper credit rating, if any, and a long-term unsecured debt obligation (other than such obligations whose rating is based on the credit of a Person other than such institution or trust company) rating in the second highest rating category from the Rating Agencies; (iii) commercial paper (having original maturities of not more than 30 days) having, at the time of the Collateral Agent's investment or contractual commitment to invest therein, a short-term rating in the second highest rating category from the Rating Agencies; (iv) investments in money market funds that redeem their shares on demand, invest only in other Eligible Investments and have a long-term rating in the second highest rating category from the Rating Agencies; (v) Eurodollar time deposits having, at the time of the investment or contractual commitment to invest therein, a short- term rating in the second highest rating category from the Rating Agencies; (vi) repurchase agreements involving the above-listed investments so long as the other party thereto has at the time of the Collateral Agent's investment or contractual commitment to invest therein, a short-term rating in the second highest rating category from the Rating Agencies; (vii) any other investment acceptable to the Required Holders and (b) demand deposits or time deposits in the name of the Collateral Agent in any depository institution or trust company referred to in (a)(ii) above.


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                  "EXISTING SERIES" shall mean any of the series of Senior
Certificates issued pursuant to one of the Existing Series Supplements.

                  "EXISTING SERIES SUPPLEMENTS" shall mean the Series 1994-1 Supplement, the Series 1994-2 Supplement and the Series 1995-1 Supplement.

                  "INTEREST PAYMENT DATE" shall mean the 15th day of each month (or if such day is not a Business Day, the next succeeding Business Day), commencing June 17, 1996.

                  "PAYMENT ACCOUNT" is defined in ss.3.01 hereof.

                  "PTN ACCUMULATION ACCOUNT" is defined in ss.3.02 hereof.

                  "PTN ACCUMULATION CONTINUATION EVENT" shall mean, on any Business Day, with respect to a PTN Accumulation Event that by definition occurs only on a Determination Date, that such PTN Accumulation Event would occur on such Business Day but for the fact that such Business Day is not a Determination Date.

                  "PTN ACCUMULATION EVENT" shall mean (I) any event or series of events defined as an "Accumulation Event" in any of the Existing Series Supplements as in effect on the date hereof and without giving effect to any subsequent amendment, waiver or other modification thereof (other than any such amendment, waiver or modification consented to by the Required Holders), or (II) the "Subordinated Invested Amount" for any Existing Series equals less than 14% of the "Senior Invested Amount" for such Existing Series on any Determination Date.

                  "PTN EARLY AMORTIZATION EVENT" shall mean (I) any event or series of events described in any of Section 9.01 of the Pooling and Servicing Agreement, Section 12 of the Series 1994-1 Series Supplement, Section 12 of the Series 1994-2 Supplement or Section 12 of the Series 1995-1 Supplement, in each case as in effect on the date hereof (as modified by any subsequent amendment, waiver or modification thereof consented to by the Required Holders), which event or series of events either (a) constitutes an "Early Amortization Event" for any Existing Series, (b) but for any subsequent amendment, waiver or modification thereof that was not consented to by the Required Holders, would constitute an "Early Amortization Event" for any Existing Series, or (c) but for the failure of the Trustee or the "Majority Certificateholders" for any Existing Series to declare that such event or series of events constitutes an "Early Amortization Event" for such Existing Series (so long as the Required Holders declare that such event or series of events constitutes a PTN Early Amortization Event), would constitute an "Early Amortization Event" for such Existing Series, it being understood that (i) no such event or series of events shall constitute a PTN Early Amortization Event prior to the earliest

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date as of which such event or series of events either (x) constitutes, (y)
would have constituted (absent any such amendment, waiver or modification), or
(z) would upon such declaration constitute, an "Early Amortization Event" for any Existing Series, and (ii) for purposes of this definition there shall be deemed to be outstanding at all times at least one Senior Certificate of each Existing Series, or (II) the Subordinated Invested Amount for any Existing Series equals (a) less than 14% of the "Senior Invested Amount" for such Existing Series for any three consecutive Determination Dates or (b) less than 11% of the "Senior Invested Amount" for such Existing Series on any Determination Date.

                  "PTN EVENT OF DEFAULT" means a PTN Event of Default as defined in the Note Agreement.

                  "RATING AGENCIES" means the nationally recognized rating agency or rating agencies, if any, that rated the Senior Certificates in each Series of Subordinated Certificates.

                  "REQUIRED HOLDERS" means, at any time, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

                  "RESPONSIBLE OFFICER" when used with respect to the Collateral Agent shall mean any officer within the corporate trust and agency group (or any successor group of the Collateral Agent) including any Managing Director, Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer or assistant officer of the Collateral Agent customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust or agency matter is referred at the Collateral Agent's corporate trust and agency group because of his knowledge of and familiarity with the particular subject.

                  "SECURED OBLIGATIONS" shall mean all amounts payable by the Company under the Notes, the Note Agreement and this Agreement.

                  "SERVICER" shall have the meaning ascribed to such term in the Pooling and Servicing Agreement.

                  "TRANSFER" is defined in ss.5.04(a) hereof.

                  The Collateral Agent is not a party to the Note Purchase Agreement or the Notes. The rights, duties and obligations of the Collateral Agent hereunder shall not be affected by any amendment to such documents unless the Collateral Agent shall have been specifically advised of such amendment and no such amendment shall impose any additional duties or obligations on the Collateral Agent or limit any of the

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Collateral Agent's rights without the written consent of the Collateral Agent thereto.

                  ss.2. THE PLEDGE. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges and grants to the Collateral Agent, for the benefit of the holders and the Collateral Agent, a security interest in all of the Company's right, title and interest in and to the following property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "COLLATERAL"):

                  (a) all of its interest in, to and under the Subordinated Certificates;

                  (b) the Payment Account and all balances and Eligible Investments therein;

                  (c) the PTN Accumulation Account and all balances and Eligible Investments therein; and

                  (d) all proceeds, products, offspring, rents or profits of and to any of the property of the Company described in the preceding clauses of this Section 2 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Company in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

                  ss.3.  ACCOUNTS.

                  ss.3.01. PAYMENT ACCOUNT. There is hereby established a special purpose non-interest bearing account (Account No. 20403) at the Collateral Agent designated as "Bankers Trust Company, as Collateral Agent -- CF One Payment Account" (the "PAYMENT ACCOUNT") over which the Collateral Agent shall have sole and exclusive control and sole and exclusive right of withdrawal and into which payments due to the Company under the Subordinated Certificates and all cash proceeds of any collection or other realization of all or any part of the Collateral pursuant to this Agreement shall be deposited. All right, title and interest in and to the cash amounts on deposit from time to time in the Payment Account shall constitute part of the Collateral and shall be held for the benefit of the holders, the Collateral Agent, and the Company as their interests shall appear hereunder and shall not constitute payment of the Notes (or any other obligations to which such funds are provided hereunder to be applied) until applied thereto as hereinafter provided.

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                  ss.3.02. PTN ACCUMULATION ACCOUNT. There is hereby established a special purpose non-interest bearing account (Account No. 20404) at the Collateral Agent designated as "Bankers Trust Company, as Collateral Agent -- CF One PTN Accumulation Account" (the "PTN ACCUMULATION ACCOUNT") over which the Collateral Agent shall have sole and exclusive control and sole and exclusive right of withdrawal. The characterization of the PTN Accumulation Account as "non-interest bearing" shall not derogate from the obligations of the Collateral Agent to invest funds on deposit therein in Eligible Investments pursuant to
Section 6. All right, title and interest in and to the cash amounts on deposit from time to time in the PTN Accumulation Account shall constitute part of the Collateral and shall be held for the benefit of the holders, the Collateral Agent, and the Company as their interests shall appear hereunder and shall not constitute payment of the Notes (or any other obligations to which such funds are provided hereunder to be applied) until applied thereto as hereinafter provided.

                  ss.4.  DISTRIBUTIONS FROM ACCOUNTS.

                  ss.4.01. DISTRIBUTIONS. On each day on which the Collateral Agent receives into the Payment Account a payment of principal or interest on the Subordinated Certificates (a "SUBORDINATED PAYMENT") and on each Interest Payment Date, the Collateral Agent, shall pay, deposit or apply (as the case may be) such Subordinated Payment, if any, and any amounts on deposit in the PTN Accumulation Account as follows:

                  (i) as long as no PTN Accumulation Event, PTN Early Amortization Event or PTN Event of Default shall have occurred and be continuing:

                           FIRST, to the payment of accrued interest due and
                  payable on the Notes pursuant to the Notes and Section 9 of the Note Purchase Agreement;

                           SECOND, to the payment of principal due and payable
                  under the Notes pursuant to the Notes and Section 10 of the Note Purchase Agreement; and

                           THIRD, to the Company;

             (ii) if any PTN Accumulation Event shall have occurred and be continuing (and, if such PTN Accumulation Event was caused by the occurrence on any one Determination Date of an event described in clause (x) of Section 12(a) of the Series 1994-1 Supplement or Series 1995-1 Supplement or clause (f) or (g) of the definition of "Accumulation Event" in Section 14 of the Series 1994-2 Supplement, a PTN Accumulation Continuation Event also shall be continuing with respect to such PTN Accumulation Event), but no


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         PTN Early Amortization Event or PTN Event of Default shall exist:

                           FIRST, to the payment of accrued interest due and
                  payable on the Notes pursuant to the Notes and Section 9 of the Note Purchase Agreement;

                           SECOND, to the payment of principal due and payable
                  under the Notes pursuant to the Notes and Section 10 of the Note Purchase Agreement; and

                           THIRD, deposit into the PTN Accumulation Account
                  the remainder, if any; and

                  (iii) if any PTN Early Amortization Event shall have occurred and be continuing or the Notes shall have become immediately due and payable as a result of a PTN Event of Default, in the same priority as that set forth in Section 7 hereof (without giving effect to the introductory language in Section 7).

                  ss.4.02. RELEASE. If on any of the three immediately succeeding Determination Dates after the date on which a PTN Accumulation Event shall have occurred, such PTN Accumulation Event shall not be continuing, no other PTN Accumulation Event shall have occurred and be continuing and so long as no PTN Early Amortization Event or PTN Event of Default exists, the Collateral Agent shall withdraw all amounts on deposit in the PTN Accumulation Account and pay such amounts to the Company.

                  ss.4.03. DETERMINATIONS. In making any determination required by ss.4.01 or ss.4.02, the Collateral Agent shall rely solely and conclusively on the most recent of the Servicer's "Settlement Statements" and "Daily Reports" prepared pursuant to the Pooling and Servicing Agreement (as such terms are defined therein) and delivered to the Collateral Agent and on the written notices delivered to it pursuant to ss.4.04.

                  ss.4.04. CERTAIN NOTICES, ETC. The Company shall use its best efforts to notify the Collateral Agent, in advance of the receipt by the Collateral Agent of any payment to be distributed pursuant to ss.4.01, of the anticipated date and amount of such payment and the amounts of principal and interest and other obligations to which such payment is to be applied. The Collateral Agent may (but shall have no obligation to) apply such payment in accordance with ss.4.01 unless and until it receives such a notice from the Company with respect thereto, provided that if the Collateral Agent receives any payment hereunder with respect to which it has not received such a notice, it will as promptly as practicable notify the Company and the holders of such payment and request that the Company deliver the notice with respect thereto contemplated by this ss.4.04. If the Company shall not deliver such a notice to the Collateral Agent in response to

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such request and the Collateral Agent has not applied such payment in accordance with ss.4.01, the Collateral Agent shall apply such payment as directed by the Required Holders.

                  ss.4.05. TIMING OF PAYMENTS. Notwithstanding anything herein to the contrary, if the Collateral Agent receives any payment to be distributed or applied pursuant to ss.4.01 after 1 p.m. (New York City time) on any day, the Collateral Agent shall have no obligation to distribute or apply such payment until the following Business Day (provided that the Collateral Agent shall in all events use commercially reasonable efforts to distribute or apply all payments as promptly as practicable).

                  ss.5.  COLLATERAL.

                  ss.5.01. OTHER FINANCING STATEMENT AND LIENS. The Company represents and warrants to the holders and the Collateral Agent that the Company is the sole beneficial and legal owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Collateral Agent created hereunder, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral. Without the prior written consent of the Collateral Agent, the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party.

                  ss.5.02. VOTING. So long as no PTN Event of Default shall have occurred and be continuing, the Company shall have the right, subject to Section
12.6 of the Note Agreement, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Note Agreement and the Notes.

                  ss.5.03. REMEDIES UPON PTN EVENT OF DEFAULT, ETC. During the period during which a PTN Event of Default shall have occurred and be continuing:

                  (a) subject to the provisions of ss.5.04 hereof, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the

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sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

                  (b) the Collateral Agent may, and shall at the written direction of the Required Holders, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral; and

                  (c) subject to the provisions of ss.5.04 below, the Collateral Agent may, and shall at the written direction of the Required Holders, upon ten business days' prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent or any of its agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. The proceeds of each collection, sale or other disposition under this
Section 5.03 shall be applied in accordance with Section 7 hereof.

                  ss.5.04. CERTAIN AGREEMENTS. The Collateral Agent and the holders hereby agree that, notwithstanding anything contained in ss.5.03 hereof or under applicable law to the contrary:

                  (a) no Subordinated Certificate or any interest therein shall be sold, transferred, assigned, exchanged, pledged or otherwise conveyed by the Collateral Agent or any holder (a "TRANSFER") to any Person other than an Eligible Buyer;

                  (b) prior to any Transfer of any Subordinated Certificate or any interest therein the holders shall have offered, at least ten Business Days prior to such Transfer, to sell to the Company (or such other Person as the Company shall

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                                       10


designate) all of the Notes for a purchase price equal to the aggregate unpaid principal amount thereof plus all accrued and unpaid interest thereon; and

                  (c) the Collateral Agent will not Transfer a Subordinated Certificate unless each holder of a Note shall have consented thereto in writing.

                  ss.5.05. PRIVATE SALE. Neither the Collateral Agent nor any of the holders shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale to an Eligible Buyer pursuant to ss.5.03 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Collateral Agent and the holders arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

                  ss.5.06. ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to the Collateral Agent or the holders while no PTN Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any PTN Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this ss.5 and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

                  ss.5.07. PERFECTION. Prior to or concurrently with the execution and delivery of this Agreement, the Company shall deliver to the Collateral Agent all Existing Subordinated Certificates (and shall, upon receipt of any Additional Subordinated Certificate, deliver the same to the Collateral Agent), in each case accompanied by undated transfer power duly executed in blank.

                  ss.5.08. TERMINATION. When all Secured Obligations shall have been paid in full, this Agreement shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company and shall direct the Trustee to make all payments due under the Subordinated Certificates so returned to the Company to such account of the Company as the Company shall direct the Trustee.

                  ss.5.09. FURTHER ASSURANCES. The Company agrees that, from time to time upon the written request of the Collateral Agent, the Company will execute and deliver such further documents and do such other acts and things as the Collateral

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                                       11


Agent may reasonably request in order fully to effect the purposes of this Agreement.

                  ss.6.  INVESTMENTS IN THE PTN ACCUMULATION ACCOUNT.

                  (a) Amounts on deposit in the PTN Accumulation Account shall be invested and re-invested from time to time in such Eligible Investments as the Company shall timely direct the Collateral Agent in writing, which Eligible Investments shall be held in the name and be under the control of the Collateral Agent and shall mature no later than the next succeeding Interest Payment Date.

                  (b) Any income received by, or on behalf of, the Collateral Agent with respect to the balance from time to time on deposit in the PTN Accumulation Account, including any interest or capital gains on Eligible Investments made with amounts on deposit therein, shall remain, or be deposited, in such Account until transferred or paid in accordance with this Agreement. All right, title and interest in and to the cash amounts on deposit from time to time in the PTN Accumulation Account, together with any Eligible Investments from time to time made pursuant to this Section shall constitute part of the Collateral and shall be held for the benefit of the holders of the Notes, the Collateral Agent and the Company as their interests shall appear hereunder and shall not constitute payment of the Notes (or any other obligations to which such funds are provided hereunder to be applied) until applied thereto as hereinafter provided.

                  (c) If immediately available cash on deposit in the PTN Accumulation Account is not sufficient to make any distribution or application referred to in ss.4 or ss.7, the Collateral Agent shall (unless directed by the Required Holders) liquidate as promptly as practicable Eligible Investments made with amounts on deposit in the PTN Accumulation Account as required to obtain sufficient cash to make such distribution or application and, notwithstanding any other provision of this Agreement, such distribution or application shall not be made until such liquidation has taken place.

                  ss.7. APPLICATION OF PROCEEDS. Except as otherwise expressly provided herein, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto and any other cash at the time held by the Collateral Agent under this ss.7 shall be applied by the Collateral Agent in the following order at the date or dates fixed by the Collateral Agent:

                  FIRST, to the Collateral Agent in an amount equal to the Collateral Agent's fees (including, without limitation, the costs and expenses of a collection, sale or other realization of all or any part of the Collateral hereunder and the reasonable fees and expenses of the Collateral

         Agent's agents and counsel) which are unpaid as of such date, but only to the extent such aggregate unpaid fees and expenses do not exceed $1,000,000, and to any holder which has theretofore advanced or paid any such Collateral Agent's reasonable fees or expenses in an amount equal to the amount thereof so advanced or paid by such holder prior to such date, but only to the extent such aggregate unpaid advances or payments by all holders do not exceed $1,000,000; PROVIDED, that nothing herein is intended to relieve the Company of its obligations to pay such Collateral Agent's reasonable fees or expenses or to obligate any holder to so advance or pay any such amounts;

                  SECOND, to the holders of the Notes in an amount equal to accrued and unpaid interest on the Notes, whether or not then due and payable, and, in case such proceeds shall be insufficient to pay in full such interest, then to the payment thereof ratably (without priority of any one over any other) to each holder of a Note in proportion to the unpaid amounts thereof on the relevant date;

                  THIRD, to the holders of the Notes in an amount equal to the unpaid principal of the Notes, whether or not then due and payable, and, in case such proceeds shall be insufficient to pay in full such principal, then to the payment thereof ratably (without priority of any one over any other) to each holder of a Note in proportion to the unpaid amounts thereof on the relevant date;

                  FOURTH, to the holder in an amount equal to the costs and expenses of and all other amounts due to the holders and their representatives (including any Make-Whole Amount) which are payable by the Company to the holders under the Notes, the Note Agreement or hereunder and, in case such proceeds shall be insufficient to pay in full such amounts, then to the payment thereof ratably (without priority of any one over any other) to each of the holders in proportion to the unpaid amounts due such holder on the relevant date;

                  FIFTH, to the Collateral Agent in an amount equal to the Collateral Agent's fees (including, without limitation, the costs and expenses of a collection, sale or other realization of all or any part of the Collateral hereunder and the reasonable fees and expenses of the Collateral Agent's agents and counsel) which are unpaid as of such date after application of clause FIRST above, and to any holder which has theretofore advanced or paid any such Collateral Agent's reasonable fees or expenses in an amount equal to the amount thereof so advanced or paid by such holder prior to such date to the extent such holder was not reimbursed pursuant to clause FIRST above; PROVIDED, that nothing herein is intended to relieve the Company of its obligations to pay such Collateral Agent's reasonable fees or expenses or to obligate any holder to so advance or pay any such amounts; and

                  SIXTH, after payment in full of all Secured Obligations, any surplus then remaining shall be paid to the Company or its successors or assigns, or to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

                  As used in this ss.7, "PROCEEDS" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation, or adjustment of debt of the Company or of any issuer of or obligor on any of the Collateral.

                  ss.8.  APPOINTMENT AND DUTIES OF COLLATERAL AGENT.

                  (a) The Initial Holder hereby, and each other holder from time to time by its acceptance of a Note and the security interests granted under this Agreement, hereby designates and appoints Bankers Trust Company to act as the Collateral Agent hereunder, and hereby authorizes Bankers Trust Company, as the Collateral Agent, to execute, deliver and perform this Agreement and to take such actions on behalf of the holders under this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms hereof, together with such other powers as are reasonably incidental thereto. Notwithstanding anything to the contrary, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any holder, and no implied covenants, functions or responsibilities shall be read into this Agreement or otherwise exist against the Collateral Agent. The Collateral Agent shall not be liable for any action taken or omitted to be taken by it hereunder, or in connection therewith, or in connection with the Collateral, unless caused by its negligence or willful misconduct.

                  (b) Without the prior written consent of the Required Holders (or in the case of the items specified in the proviso in ss.15, of each of the holders of a Note), the Collateral Agent will not consent to any modification, supplement or waiver hereunder; PROVIDED, that without the prior written consent of each holder, the Collateral Agent shall not (i) release any Collateral or otherwise terminate any security interest granted or created hereunder or (ii) consent to any Lien on any of the Collateral securing obligations other than Secured Obligations. It is expressly understood that no transfer of funds from the PTN Accumulation Account or the Payment Account to the Company permitted under the terms of this Agreement shall constitute a release of Collateral within the meaning of this ss.8(b).

                  (c) The Collateral Agent will give notice to the holders of any action taken hereunder (other than any ministerial or other actions taken in the ordinary course of the administration or performance of this Agreement); such notice shall be given prior to the taking of such action unless the Collateral Agent determines that to do so would be detrimental to the interests of the holders, in which event such notice shall be given promptly after the taking of such action.

                  (d) The Collateral Agent will forward to each holder promptly after the Collateral Agent's receipt thereof (and will use its best efforts to forward within two Business Days of such receipt), (i) a copy of each document furnished to the Collateral Agent for such holder hereunder and (ii) any notice or certificate delivered to the Collateral Agent hereunder, in each case not including the "Settlement Statements" and "Daily Reports" referred to in ss.4.03 or the notices referred to in ss.4.04.

                  (e) Except for action expressly agreed to by the Collateral Agent hereunder, the Collateral Agent shall not take any action hereunder unless it shall have been directed in writing to do so by the Required Holders.

                  (f) The Collateral Agent hereby waives any Lien it may now have or subsequently acquire in or on any Collateral other than the security interests granted hereunder, any right to apply the Collateral against claims other than the right to apply the Collateral against the Secured Obligations in accordance with the terms hereof and any right to set off claims that are not Secured Obligations against the Collateral.

                  ss.9.  RIGHTS OF THE COLLATERAL AGENT.

                  (a) The Collateral Agent may execute any of its duties hereunder by or through agents or attorneys-in-fact and shall be entitled to advice of counsel, at its own expense (except to extent entitled to reimbursement pursuant to ss.9(c) or ss.10), concerning all matters pertaining to such delegation of such duties.

                  (b) Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it hereunder (except for its negligence or willful misconduct) or (ii) responsible in any manner to any of the holders for any recitals, statements, representations or warranties made by the Company or any representative thereof contained herein or in any related document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, the transactions contemplated hereby or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the this Agreement, the Notes or the Note Agreement or for any failure of the Company to perform its obligations thereunder. Except as expressly provided herein, the Collateral Agent shall not be under any obligation to any holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, the Notes or the Note Agreement, or to inspect the properties, books or records of the Company.

                  (c) The Collateral Agent may conclusively rely, and shall be fully protected in so relying, upon any writing, notice, consent, certificate, affidavit, letter, telecopy, statement, order, opinion or other document (including without limitation any Settlement Statement or Daily Report referred to in ss.4 hereof) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Collateral Agent. In connection with any request of the Required Holders, the Collateral Agent shall be fully protected in relying on a certificate of any Person, signed by a representative of such Person, setting forth the Secured Obligations held by such Person as of the date of such certificate, stating that the Person signing such certificate is an authorized representative of such Person and setting forth specifically the provision hereof pursuant to which the Collateral Agent is being directed to act. The Collateral Agent shall be entitled to rely conclusively, and shall be fully protected in so relying, on such certificate. The Collateral Agent shall have no liability for failing or refusing to take any action hereunder (i) if such action would, in the opinion of the Collateral Agent, be contrary to law or the terms hereof, (ii) if such action is not specifically provided for herein, or it shall not have received any such advice or concurrence of the Required Holders as it deems appropriate or (iii) if, in connection with the taking of any such action that would constitute an exercise of remedies hereunder, it shall not first be indemnified to its reasonable satisfaction by the holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with a request of the Required Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon all the holders.

                  (d) If, with respect to a proposed action to be taken by it, the Collateral Agent shall determine in good faith that the provisions hereof relating to the functions or responsibilities or discretionary powers of the Collateral Agent are or may be ambiguous or inconsistent, the Collateral Agent shall notify the holders, identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent, and may decline either to perform such function or responsibility unless it has received the written confirmation of the Required Holders that the Required Holders concur in the circumstances that the action proposed to be taken by the Collateral Agent is consistent with the terms of this Agreement or is otherwise appropriate. The Collateral Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Required Holders in this respect, and such confirmation shall be binding upon the Collateral Agent and all of the holders.

                  (e) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or PTN Event of Default unless and until a Responsible Officer of the Collateral Agent has actual knowledge thereof or has received a notice or a certificate from a holder or the Company stating that a Default or a PTN Event of Default has occurred. The Collateral Agent shall not have any obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default or a PTN Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision hereof shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. In the event that the Collateral Agent receives such a notice of the occurrence of any Default or PTN Event of Default, the Collateral Agent shall give notice thereof to the holders. Subject to the second preceding sentence, the Collateral Agent shall take such action with respect to such Default or PTN Event of Default as so requested by the Required Holders.

                  (f) The Collateral Agent shall have no liability for any loss resulting from any investment or reinvestment contemplated by ss.6 or any liquidation of any such investment prior to its maturity or the failure of an authorized person of the Company to give the Collateral Agent written instructions to invest or reinvest, except in all cases for its bad faith, willful misconduct or negligence. The Collateral Agent may sell or liquidate any Eligible Investment (without regard to maturity date) whenever the Collateral Agent is required to make any deposit, transfer or distribution pursuant to this Agreement, and the Collateral Agent shall not be liable to any Person for any loss suffered because of such sale or liquidation or by any delay in liquidation other than by reason of its bad faith, willful misconduct or negligence.

                  ss.10. INDEMNIFICATION AND FEES.

                  (a) The Company shall indemnify the Collateral Agent and its directors, officers, employees and agents from and against any and all claims, losses, liabilities, obligations, actions, judgments, suits, damages (including foreseeable and unforeseeable consequential damages and punitive damages), costs, expenses and disbursements (including, without limitation, the reasonable fees and disbursements of counsel) of any kind or nature whatsoever that may at any time be incurred by the Collateral Agent or such Person (hereinafter the "INDEMNIFICATION AMOUNT") growing out of or resulting from (i) this Agreement, the Notes or the Note Agreement (including, without limitation, the enforcement thereof), (ii) any refund or adjustment of any amount paid or payable to the Collateral Agent or any holder under or in respect of the Collateral; PROVIDED, that the Company shall not be obligated to indemnify any Person with respect to any claim, loss, liability, obligation, damage, cost, expense or disbursement to the extent any of the foregoing are caused by the Collateral Agent's or such Person's negligence or willful misconduct.

                  (b) The Company will pay upon demand to the Collateral Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel (and any local counsel) and of any experts and agents, which the Collateral Agent may incur in connection with (i) the execution and administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent or the holders hereunder (including in connection with obtaining the tax opinion required by the Pooling and Servicing Agreement in connection with the transfer of any of the Subordinated Certificates in accordance with the terms hereof) or (iv) the failure by the Company to perform or observe any of the provisions of this Agreement.

                  (c) The Company shall pay to the Collateral Agent an annual agency fee, as agreed upon in writing by the Company and the Collateral Agent, on each anniversary of the Closing Date occurring during the period commencing on the Closing Date to and including the date on which the Secured Obligations are paid in full.

                  (d) The provisions of this ss.10 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent.

                  ss.11.  RESIGNATION OR REMOVAL OF THE COLLATERAL AGENT.

                  The Collateral Agent may resign as Collateral Agent upon 30 days' notice to the holders and may be removed at any time with or without cause by the Required Holders, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent under this ss.11. If the Collateral Agent shall resign or be removed as Collateral Agent, then the Required Holders shall appoint (and if no such successor shall have been appointed within 60 days of the Collateral Agent's resignation or removal, such Collateral Agent may appoint or apply to a court of competent jurisdiction to appoint) a successor agent acting in the relevant capacity for the holders, which successor agent shall be a bank or trust company that has an office in New York, New York and that has a combined capital and surplus of at least $100,000,000 which successor agent shall in either case be reasonably acceptable to the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the "Collateral Agent" and the term "Collateral Agent" shall mean such successor agent effective upon its appointment, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that the resigning Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent) or any of the holders. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

                  ss.12.  SEVERABILITY.

                  If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  ss.13.  SUCCESSORS AND ASSIGNS.

                  Whenever in this Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included and all covenants, promises and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

                  ss.14.  COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  ss.15.  AMENDMENT; WAIVER, ETC.

                  No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Collateral Agent, the Required Holders and the Company and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, that no amendment or waiver shall modify the definition of "Secured Obligations" or the provisions of ss.4 or ss.7 hereof (or any defined term used therein) or this ss.15 unless the same shall be in writing and signed by each holder, the Collateral Agent and the Company. No delay on the part of the Collateral Agent or any holder in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by any holder of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

                  ss.16.  HEADINGS.

                  Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Agreement.

                  ss.17.  TERMINATION.

                  This Agreement shall remain in full force and effect until payment in full of all the Secured Obligations.

                  ss.18.  GOVERNING LAW.

                  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                  ss.19.  NOTICES.

                  All notices and communications provided for hereunder shall be in writing and sent (A) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (B) by registered or certified mail with return receipt requested (postage prepaid), or (C) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to the Collateral Agent, at the address for notices for the Collateral Agent set forth on the signature page hereto or at any address furnished in writing by the Collateral Agent to the other parties hereto,

                 (ii) if to any holder of any Note, as provided in the Note Agreement, or

                (iii) if to the Company, to the Company at P.O. Box 407155, Fort Lauderdale, Florida 33340-7155, telecopy no.: 954-497-3136, to the attention of the President, or at such other address as the Company shall have specified to the other parties hereto in writing.

Notices under this Section 19 will be deemed given only when actually received.

                  ss.20.  NO BANKRUPTCY PETITION.

                  The Collateral Agent hereby agrees with and covenants to the Company that it shall not commence, initiate or cause to be initiated any proceeding provided for by any Debtor Relief Law against the Company or any property of the Company.

                  IN WITNESS WHEREOF, the Company, the Initial Holder and the Collateral Agent have caused this Agreement to be duly executed by their duly authorized officers all as of the date first above written.

                                  CF ONE, INC.


                                  By: /s/ J. Michael Stanley
                                     -------------------------
                                     Name: J. Michael Stanley
                                     Title: Sr. Vice President

                                  CONNECTICUT GENERAL LIFE INSURANCE
                                    COMPANY

                                  By CIGNA Investments, Inc.


                                     By /s/ Keith A. Gollenberg
                                        -----------------------
                                       Name: KEITH A. GOLLENBERG
                                       Title: VICE PRESIDENT

                                  BANKERS TRUST COMPANY,
                                     as Collateral Agent



                                  By: /s/ Linda A. Rakolta
                                      --------------------
                                     Title: Vice President

                                  Address for Notices:

                                  Bankers Trust Company
                                  Corporate Trust and Agency Group
                                  4 Albany Street
                                  New York, New York  10006

                                  Telecopier No.:  212-250-6684

                                  Telephone No.:   212-250-8360

                                  Attention:  Structured Finance